UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): November 2, 2022

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.03.	Creation of a Direct Financial Obligation.

On November 2, 2022, Church & Dwight Co., Inc. (the “Company”) closed an underwritten public offering (the “Offering”) of $500,000,000 aggregate principal amount of the Company’s 5.600% Senior Notes due 2032 (the “Notes”). The Notes are being issued under the third supplemental indenture (the “Third Supplemental Indenture”), dated November 2, 2022, to the indenture, dated December 10, 2021 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee. The proceeds from the sale of the Notes will be used to repay commercial paper debt incurred to finance the Company’s acquisition of Hero Cosmetics, Inc., the developer of the Mighty Patch ® brand and other products, and related fees and expenses.

Interest on the Notes will accrue from November 2, 2022 and will be payable on May 15 and November 15 of each year, beginning on May 15, 2023. The Notes will mature on November 15, 2032, unless earlier retired or redeemed as described below.

The Company may redeem some or all of the Notes, at any time or from time to time prior to the Par Call Date (as defined below) at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 25 basis points, plus accrued and unpaid interest on the Notes to be redeemed to the redemption date.

In addition, at any time on or after August 15, 2032 (three months prior to the maturity date of the Notes) (such date, the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Notes are senior unsecured obligations and rank equal in right of payment to the Company’s other senior unsecured debt from time to time outstanding. The Notes are effectively subordinated to any secured debt the Company incurs to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of the Company’s subsidiaries.

The Indenture and the Third Supplemental Indenture contain covenants with respect to the Company that, among other things, restrict the creation of liens, sale-leaseback transactions, consolidations, mergers and dispositions of all or substantially all of the Company’s assets. The covenants are subject to a number of important exceptions and qualifications.

This description of the Indenture and Third Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of the Indenture and Third Supplemental Indenture, copies of which are attached as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of December 10, 2021, between Church and Dwight Co., Inc. and Deutsche Bank Trust Company Americas, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 10, 2021.

4.2	Third Supplemental Indenture, dated as of November 2, 2022, between Church & Dwight Co., Inc. and Deutsche Bank Trust Company Americas, as trustee, relating to the Notes.

5.1	Opinion of Proskauer Rose LLP relating to the Notes.

23.1	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: November 2, 2022	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary